Exhibit 99
For Immediate Release                   Contact: Rick DeLisi
July 28, 2004             Director, Corporate Communications
	                                  (703) 650-6019

       Atlantic Coast Airlines Holdings, Inc. Reports
     Second Quarter 2004 Financial and Operating Results

Dulles, VA, (July 28, 2004) - Atlantic Coast Airlines Holdings, Inc. (Nasdaq/NM: ACAI), parent of Atlantic Coast Airlines (ACA) and Independence Air, today reported a second quarter 2004 net loss of $27.1 million (($0.60) per diluted share) compared to second quarter 2003 net income of $45.7 million ($1.01 per diluted share) in accordance with
Generally   Accepted  Accounting  Principles  (GAAP).  The
company's results for second quarter 2004 and 2003 reflect several special items as noted below and in the Pro-Forma Financial Results table at the end of this press release. The company's net loss for second quarter 2004 includes:

--$21.9 million (pre-tax) charge for the early retirement of ten leased Jetstream-41 (J-41) turboprop aircraft
--$3.6 million (pre-tax) impairment charges to write-down the value of one owned 328JET aircraft and certain J-41 expendable parts inventory to current estimated fair market value

Excluding the charges and credits, the company reported a net loss of $11.4 million or ($0.25) per diluted share compared to net income of $17.2 million or $0.38 per diluted share in the second quarter 2003. A reconciliation of results as reported in accordance with GAAP to these non-GAAP presentations for the three and six months ended June 30, 2004 and 2003 is included in the Pro-Forma Financial Results table at the end of this press release.

Results for the second quarter were impacted by the start of the transition to Independence Air. Results reflect reduced revenue as aircraft exited the company's United Express program commencing June 4, 2004 and were phased into Independence Air service commencing June 16, 2004, as well as increased sales and marketing expense associated with the Independence Air operations. In addition, second quarter results were impacted by the following items:

--$1.1 million United revenue dispute-United withheld $1.1 million from payments due in June. The company believes these payments were required under its agreements with United and has filed a motion with the bankruptcy court to collect this amount.
--$1 million for CRJ painting expense
--$1 million reserve for an FAA fine previously disclosed and for a potential liability associated with a prior grievance filed under the company's labor agreements

The company's exit from the United Express program as a result of United's decision to reject its agreement with ACA is nearly complete, with the transfer of the last aircraft and stations out of the United Express program scheduled for August 3, 2004. Once flights have been completed on that date, the company will no longer operate in partnership with United, and ACA's remaining 26 United Express CRJs will be released and undergo interior and exterior upgrades prior to entering service for Independence Air.

The five J-41 turboprops currently in the United Express program will be immediately retired, leaving the company with a modern all-jet fleet.

In addition, the company is working on a transition plan with Delta Air Lines to exit the company's Delta Connection agreement. Following the decision by Delta to terminate the agreement without cause, the company exercised its right in July to require Delta to assume the leases on 30 of the 33
328JETs that are used  in the   Delta  Connection  operation.
The company currently anticipates that it will finish service in the Delta Connection program and transfer 30 of its 328JET aircraft to Delta by November 2, 2004.

On June 16, 2004, the company began new low-fare service as Independence Air from Washington Dulles International Airport. To date, new service and market launches continue as scheduled. Independence Air now has 56 jet aircraft in service, while the upgrade process for the remaining 31 jets remains on or ahead of schedule. Two-thirds of the "A" concourse at Dulles-constituting 24 aircraft parking positions-has been upgraded for the Independence Air operation, with the final one-third to be converted in August. Eight more gates in the "B" concourse designed to handle A319 service will come online beginning in the fourth quarter of this year. Service currently exists from Washington Dulles to 22 markets, with additional flights to the following destinations scheduled to commence or expand in the coming weeks:

August  1:  New York/JFK (13 daily roundtrips, expanding  to
17  on  8/4), Greensboro (9 daily roundtrips), Cleveland  (9
daily roundtrips),   Savannah/Hilton   Head   (6 daily
roundtrips), Atlanta (expands from 8 daily roundtrips to 16)

August 15:  Hartford (8 daily roundtrips), Columbus (8 daily roundtrips),  Dayton (8 daily roundtrips),  Indianapolis  (7 daily roundtrips)

August  23:   Detroit  (8 daily roundtrips),  Pittsburgh  (8
daily   roundtrips),   Providence  (8   daily   roundtrips),
Louisville (6 daily roundtrips), Jacksonville (expands  from
6 daily roundtrips to 7)

September 1:  Stewart/Newburgh (6 daily roundtrips)

By  September  1, 2004, the Independence Air  schedule  will
grow   to  600  daily  departures,  and  its  operation   at
Washington Dulles will be the largest low-fare hub in the United States in terms of number of departures.

Prior to the opening of trading on August 4, 2004, the company will change the name of its corporate parent and stock ticker symbol to reflect its newly-premiered Independence Air brand name. Parent company Atlantic Coast Airlines Holdings, Inc. will become FLYi, Inc. and its symbol on the Nasdaq National Market will change from ACAI to FLYI, mirroring the Independence Air web address www.FLYi.com. Current shareholders will not need to take any action as a result of this change. The operating entity will continue to operate as Atlantic Coast Airlines through November 2, 2004, at which time it will be changed to Independence Air, Inc. and the company's FAA operating certificate will reflect that identity.

Independence Air will begin adding 27 brand new 132-passenger Airbus A319s at Washington Dulles this fall. The Airbus aircraft--scheduled to launch in November-- will allow Independence Air to offer low-fare service non-stop from Washington to major destinations in Florida, the
Midwest and across the country to the West Coast. Independence Air plans to add live satellite TV or other programming in every seatback of its Airbus aircraft early next year.

The company employs over 4,200 aviation professionals. For more information about Atlantic Coast Airlines Holdings,
Inc., visit our website at www.atlanticcoast.com.
For more information about Independence Air, you are invited to visit www.FLYi.com.

Statements in this press release and by company executives regarding its implementation of new business strategies, as well as regarding operations, earnings, revenues and costs, include forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such risks and uncertainties include, among others: the ability of the Company to implement its transition out of the United
Express  and  Delta  Connection  programs;  the  ability  to
effectively   implement  its  low-fare   business   strategy
utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to the Company's new service, and the response of competitors with respect to service levels and fares in markets served by the Company; the effects of high fuel prices on the Company; the ability of government agencies involved in airport operations to handle the increased number of flights and passengers anticipated at Washington Dulles without interference with airline operations; the ability to complete the acquisition of, obtain certification for, and secure financing of, its Airbus aircraft, and to successfully integrate these aircraft into its fleet; the ability to implement its assignment to Delta or others the
leases  of  the  328JET  aircraft  currently  used  in   the
Company's Delta Connection operations; the possibility that the Company will remain obligated under the leases for 328JET aircraft currently used in the Delta Connection operations anticipated to be assigned to Delta, and would be obligated to fulfill these obligations should Delta default
at   any  time  prior  to  the  expiration  of  the  leases;
unexpected costs or procedural complications arising from the insolvency of Fairchild Dornier GmbH, the manufacturer and equity owner of the 328JETs; the ability to successfully remarket the J-41 aircraft; the ability to successfully hire and train employees in sufficient numbers to implement the transition; the ability to reach agreement with AMFA and AFA-CWA on mutually satisfactory contracts; and general economic and industry conditions, any of which may impact the Company, its aircraft manufacturers and its other suppliers in ways that the Company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under "Risk Factors" and "Management's Discussion
and   Analysis  of  Financial  Condition  and   Results   of
Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in its Quarterly Report
on  Form  10-Q for the period ended March 31,  2004.   These
statements are made as of July 28, 2004 and Atlantic Coast Airlines Holdings, Inc. undertakes no obligation to update any such forward-looking information, including as a result of any new information, future events, changed expectations or otherwise.

        Condensed Consolidated Financial Results
        (in thousands, except per share amounts)
                       Unaudited
                 Second Quarter Ended June 30,

                               2004        2003     Pct.
                                                  Change
Operating revenues:
Passenger revenue         $ 189,708   $ 223,720  (15.2%)
Other revenue                   778       3,410  (77.2%)
Total operating revenues    190,486     227,130  (16.1%)

Operating expenses:
Salaries and related costs   53,539      53,657   (0.2%)
Aircraft fuel                39,042      32,458    20.3%
Aircraft maintenance
  and materials		     23,012	 20,390	   12.9%
Aircraft rentals             31,254      32,356   (3.4%)
Sales and marketing          17,709       5,831   203.7%
Facility rents and
  landing fees		     12,673	 12,674	     nmf
Depreciation and
  amortization		     10,400	  7,009	   48.4%
Other                        22,017      20,135     9.3%
Aircraft early retirement    21,867    (34,586)      nmf
  charge
Total operating expenses    231,513     149,924    54.4%

Operating income (loss)    (41,027)      77,206 (153.1%)

Non-operating expense       (2,862)     (1,210)   136.5%
Government compensation        -          1,520      nmf
Income (loss) before taxes (43,889)      77,516 (156.6%)
Income tax provision
  (benefit)		   (16,813)	 31,781	(152.9%)

Net income (loss)        $ (27,076)    $ 45,735 (159.2%)



Net income (loss) per common and common
  equivalent shares:
        Basic            $  (0.60)     $   1.01
        Diluted          $  (0.60)     $   1.01


Weighted average number of common
  and common equivalent shares
        Basic               45,334       45,247
        Diluted             45,334       45,344



           Operating Statistics-Second Quarter

                               2004        2003     Pct.
                                                  Change

Revenue passenger miles
  (000's)		    776,735     854,915    (9.1%)
Available seat miles
  (000's)                 1,051,347   1,135,166    (7.4%)
Load factor                   73.9%       75.3%  -1.4 pts
Passengers                1,977,751   2,181,332    (9.3%)
Revenue departures           65,823      73,249   (10.1%)
Revenue block hours          94,469     103,494    (8.7%)
Yield per RPM (cents)          24.4        26.2    (6.9%)
Passenger revenue per ASM
  (cents)	 	       18.0	   19.7	   (8.6%)
Operating cost per ASM
  (cents)		       22.0	   13.2     66.7%
Operating cost per ASM
  excluding aircraft early
  retirement charge (cents)    19.9	   16.3     22.1%
Operating cost per ASM
  excluding fuel and air-
  craft early retirement
  charge (cents)	       16.2	   13.4     20.9%
Operating margin            (21.5%)       34.0% -55.5 pts
Operating margin excluding
  aircraft early
  retirement charge	    (10.1%)       18.8% -28.8 pts
Average passenger trip
  length (miles)	        393	    392      0.2%

        Condensed Consolidated Financial Results
        (in thousands, except per share amounts)
                       Unaudited
                Six Months Ended June 30,

                               2004        2003     Pct.
                                                  Change
Operating revenues:
Passenger revenue         $ 399,146   $ 422,322    (5.5%)
Other revenue                 3,391       9,017   (62.4%)
Total operating revenues    402,537     431,339    (6.7%)

Operating expenses:
Salaries and related costs  107,505     109,178    (1.5%)
Aircraft fuel                77,991      72,309      7.9%
Aircraft maintenance
  and materials		     44,190	 42,650	     3.6%
Aircraft rentals             62,961      64,095    (1.8%)
Sales and marketing          25,084      12,267    104.5%
Facility rents and
  landing fees		     25,802	 24,701	     4.5%
Depreciation and
  amortization		     17,694	 13,119	    34.9%
Other                        45,433      46,549    (2.4%)
Aircraft early retirement
  charge                     28,618    (34,586)	   182.7%
Total operating expenses    435,278     350,282     24.3%

Operating income (loss)    (32,741)      81,057  (140.4%)

Non-operating expense       (5,207)     (1,678)  (210.3%)

Government compensation	       -          1,520      nmf
Income (loss) before taxes (37,948)      80,899  (146.9%)
Income tax provision
  (benefit)                 (14,496)	 33,169	 (143.7%)
Net income (loss)         $ (23,452)   $ 47,730  (149.1%)

Net income (loss) per common and common
equivalent shares:
        Basic             $ (0.52)     $  1.06
        Diluted           $ (0.52)     $  1.05

Weighted average number of common
  and common equivalent shares:
        Basic               45,334      45,236
        Diluted             45,334      45,334



    Operating Statistics-Six Months Ending June 30,

                               2004        2003     Pct.
                                                  Change

Revenue passenger miles
  (000's)                   1,514,643   1,600,999    (5.4%)
Available seat miles
  (000's)                   2,184,084   2,235,709    (2.3%)
Load factor                     69.3%       71.6%  -2.3 pts
Passengers                  3,859,553   4,103,941    (6.0%)
Revenue departures            135,606     145,268    (6.7%)
Revenue block hours           195,948     209,112    (6.3%)
Yield per RPM (cents)            26.4        26.4      0.0%
Passenger revenue per ASM
  (cents)		         18.3	     18.9    (3.2%)
Operating cost per ASM
  (cents)		         19.9	     15.7     26.8%
Operating cost per ASM
  excluding aircraft early
  retirement charges (cents)     18.6        17.2      8.1%
Operating cost per ASM
  excluding fuel and air-
  craft early retirement
  charge (cents)		 15.0	     14.0      7.1%
Operating margin               (8.1%)       18.8% -26.9 pts
Operating margin excluding
  aircraft early
  retirement charge	       (1.0%)	    10.8% -11.8 pts
Average passenger trip
  length (miles)	          392	      390      0.5%

                Pro-Forma Financial Results
          (in thousands, except per share amounts)


      Second Quarter 2004        Income      Net       EPS
                                 (loss)     Income
                                 Before     (loss)
                                   Tax

Loss as reported in accordance
  with GAAP                 $ (43,889)   $ (27,076)  $ (0.60)
J-41 retirement charge          21,867       13,514     0.30
Impairment losses                3,537        2,185     0.05

Pro-forma results          $  (18,485)   $ (11,377)  $ (0.25)


      Second Quarter 2003        Income      Net       EPS
                                 Before     Income
                                   Tax
Income as reported in
  accordance with GAAP      $  77,516    $  45,735   $  1.01
Reversal of the J-41 retirement
  charge		      (34,586)    (20,406)     (0.45)
Portion of the United rate
  settlement related to
  previous period	      (12,343)	   (7,282)     (0.16)
Government compensation        (1,520)       (897)     (0.02)

Pro-forma results           $  29,067    $ 17,150    $  0.38


Six Months Ended June 30, 2004   Income      Net       EPS
                                 (loss)     Income
                                 Before     (loss)
                                   Tax
Loss as reported in accordance
  with GAAP                 $ (37,948)   $ (23,452)  $ (0.52)
J-41 retirement charge          28,618      17,686      0.40
Impairment losses                3,537       2,185      0.05

Pro-forma results           $  (5,793)   $  (3,581)  $ (0.07)


Six Months Ended June 30, 2003   Income      Net       EPS
                                 Before     Income
                                   Tax
Income as reported in
  accordance with GAAP      $   80,899   $  47,730   $  1.05
Reversal of the J-41 retirement
  charge		      (34,586)    (20,406)    (0.45)
Government compensation        (1,520)       (897)    (0.02)

Pro-forma results           $   44,793   $ 26,427    $  0.58

Notes to Pro-Forma Financial Results:
The company's Pro-Forma Financial Results present non-GAAP financial measures that the company uses for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. Management strongly encourages investors to review the company's financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

With  respect to the specific matters addressed in the  Pro-
Forma Financial Results, the company has excluded the following items for the reasons addressed below:

--J-41 retirement charges and reversals: The company excludes for pro forma results charges and credits, if any, associated with the retirement of aircraft from its fleet. These amounts typically represent the expense of future commitments, and are not considered by management to be indicative of current period operations. Under Financial Accounting Standards Board Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which the company adopted on January 1 2003, liabilities for the costs associated with retirement of the company's remaining J-41s will be recognized when the liabilities are incurred. Reversals or earlier non-cash charges occurred in 2003 when the company revised J-41 retirement plans that were established prior to the company's adoption of Statement No. 146.

--Impairment losses for owned 328JET aircraft and J-41 expendable parts inventory: Under Financial Accounting Standards Board Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," impairment exists when the carrying amount of a long-lived asset exceeds its fair value and the carrying amount of the asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and disposition of the asset. Once an impairment loss is recognized, the adjusted carrying amount of the long-lived asset establishes a new cost basis.

--Government compensation: The government payments are based on special legislation for specific areas for which the government has determined to provide benefits to airlines. These payments are not treated as operating income in the company's financial statements and are not considered by management when evaluating the company's performance.

--Portions of the rate settlement with United in the second quarter 2003 related to a previous period: The company records its revenue based on fee per departure rates paid by its partners, which rates are subject to adjustment annually. When rates are not agreed as of the completion of a given period, the company records its revenue based on an estimate of the rates. Upon agreement on rates, the company records, in the period rates are agreed, adjustments for the estimates made for the prior periods. Management believes that the adjustments for the impact of changes to estimates provide additional information for period-to-period comparisons of operating performance.

                 Selected Balance Sheet Data
                        (in thousands)

                           June 30,   December 31,
                            2004         2003
                          Unaudited     Audited      %
                            (000s)	(000s)	   Change

Cash, cash equivalents and
short-term investments    $ 345,431  $  297,934    15.9%

Restricted cash              22,382      14,829    50.9%

Aircraft deposits            97,196      46,990   106.8%

Stockholders' equity        335,812     359,414   (6.6%)

Working capital             343,253     270,849    26.7%


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